SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2009
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 24, 2009, the Management Development and Compensation Committee of the Board of Directors of Waste Management, Inc. (the “Company”) granted annual performance share units awards (“PSUs”) for the performance period of January 1, 2009 to December 31, 2011 to the executive officers named in the compensation tables included in the Company’s 2008 Proxy Statement (the “named executive officers”). The grants, which are effective March 9, 2009, were made pursuant to the Company’s 2004 Stock Incentive Plan.
     The target awards for each of the named executive officers is shown below:

Performance
Share Unit
Name	Target
David P. Steiner, Chief Executive Officer	135,509
Lawrence O’Donnell, III, President and Chief Operating Officer	55,403
Robert G. Simpson, Chief Financial Officer	37,335
James E. Trevathan, Senior Vice President — Southern Group	22,069
Duane C. Woods, Senior Vice President — Western Group	22,069
     The material terms of the 2009 PSUs granted are shown in the table below. The form of award agreement is attached hereto as Exhibit 10.1 and the description below is qualified in its entirety by reference to the form of award agreement.
Terms of 2009 Annual Award Grants

Performance Calculation Date (“PCD”)	As of December 31, 2011; award earned (if any) to be paid out after completion of the audit of the Company’s 2011 year-end financial statements and certification by the Committee of actual level of achievement (“payment date”).

Performance Measure	Return on invested capital.

Range of Possible Awards	0 — 200% of targeted amount, based on actual results achieved.

Dividends	Dividend equivalents are accrued on the target number awards through the performance period and paid, in cash, on the payment date based on the actual number of awards earned.

Death or Disability before PCD	Payable on payment date as if participant had remained an active employee through performance period.

Qualifying Retirement before PCD	Payable on payment date as if participant had remained an active employee through performance period.

Voluntary Termination before PCD	Immediate forfeiture.

Involuntary Termination other than for Cause before PCD	Performance is prorated based on portion of performance period completed, payable on payment date based on actual performance.

Change in Control before PCD	Performance measured at the end as of the fiscal quarter immediately prior to the change in control and paid on prorated basis on actual results achieved up to such date. Thereafter, participant also receives a number of restricted stock units in the successor entity equal to the number of PSUs that would have been earned had no change in control occurred and target performance levels had been met from the time of the change of control through December 31, 2011, converted for any conversion factors in the change in control transaction. The new restricted stock units in the successor entity would vest on or before December 31, 2011.

Clawback for Misconduct	Within the earlier of one year after the discovery of misconduct (as defined in the award agreement) and two years after the participant’s termination of employment, reimbursement to the Company of all amounts received under the award agreement if the participant engaged in or benefited from misconduct.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	2009 Form PSU Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: March 2, 2009	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker,
Senior Vice President

Exhibit Index

Exhibit	Description

10.1	2009 Form PSU Award Agreement